Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of October 7, 2010, is made and entered into by and among Silgan Holdings Inc., a Delaware corporation (the “Purchaser”), R. Philip Silver (“Silver”) and D. Greg Horrigan (“Horrigan” and, together with Silver, the “Sellers” and each, a “Seller”).

RECITALS

WHEREAS, as of the date hereof, each Seller owns of record that number of shares of the Purchaser’s common stock, par value $0.01 per share (the “Common Stock”), set forth opposite such Seller’s name on Schedule I hereto;

WHEREAS, as of the date hereof, Silver also beneficially owns (as determined in accordance with the rules and regulations of the Securities and Exchange Commission) that number of shares of Common Stock set forth opposite the name of each of the following entities on Schedule I hereto: the Robert Philip Silver May 2008 Five-Year Grantor Retained Annuity Trust (the “Silver GRAT I”), the Robert Philip Silver 2009 Two Year Grantor Retained Annuity Trust (the “Silver GRAT II”), the Silver 2010 Grantor Retained Annuity Trust (the “Silver GRAT III”), the Robert Philip Silver 2002 GRAT Article III Trust for Benefit of Spouse and Descendants (the “2002 GRAT”) and the Silver Family Foundation (the “Family Foundation” and, together with the Silver GRAT I, the Silver GRAT II, the Silver GRAT III and the 2002 GRAT, the “Silver Entities” and collectively with Silver, the “Silver Stockholders”);

WHEREAS, as of the date hereof, Horrigan also beneficially owns (as determined in accordance with the rules and regulations of the Securities and Exchange Commission) that number of shares of Common Stock set forth opposite the name of each of the following entities on Schedule I hereto: the Horrigan 2009 Nine Year Grantor Retained Annuity Trust (the “Horrigan GRAT I”), the Horrigan 2009 Ten Year Grantor Retained Annuity Trust (the “Horrigan GRAT II”), the Horrigan 2009 Eleven Year Grantor Retained Annuity Trust (the “Horrigan GRAT III”), the Horrigan Family Limited Partnership (the “Horrigan Limited Partnership”) and the Pay It Forward Foundation (the “Foundation” and, together with the Horrigan GRAT I, the Horrigan GRAT II, the Horrigan GRAT III and the Horrigan Limited Partnership, the “Horrigan Entities” and collectively with Horrigan, the “Horrigan Stockholders”);

WHEREAS, the Purchaser intends, but has not made any public announcement of such intention, to conduct a public, modified “Dutch Auction” tender offer (the “Tender Offer”) commencing on or about October 8, 2010 to purchase for cash up to 5,600,000 shares of its outstanding Common Stock for an aggregate purchase price of up to $175 million at an anticipated purchase price per share not greater than $35.25 nor less than $31.25, all pursuant to the terms and conditions set forth in the Offer to Purchase, to be dated on or about October 8, 2010, substantially in the form attached hereto as Annex A, as the same may be revised, amended, modified or supplemented from time to time after the date hereof (the “Offer to Purchase”);

WHEREAS, subsequent to the date of expiration of the Tender Offer (such date, as determined pursuant to the Offer to Purchase, the “Expiration Date”), Silver desires to sell and/or cause the Silver Entities to sell, and Horrigan desires to sell and/or cause the Horrigan Entities to sell, to the Purchaser, and the Purchaser desires to purchase from the Silver Stockholders and the Horrigan Stockholders a portion of the Silver Stockholders’ Common Stock and the Horrigan Stockholders’ Common Stock, respectively, based on the total number of shares tendered and accepted for purchase in the Tender Offer, all in a manner more specifically described below; and

WHEREAS, each of Silver (on behalf of himself and the Silver Entities) and Horrigan (on behalf of himself and the Horrigan Entities) has agreed that no Silver Stockholder or Horrigan Stockholder, respectively, will exercise his or its, as the case may be, right to tender any shares of Common Stock owned of record or beneficially by him or it, as the case may be, in the Tender Offer pursuant to the Offer to Purchase.

NOW, THEREFORE, in consideration of the premises, the representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

1. Agreement Not to Participate in the Tender Offer. In consideration of the Purchaser’s willingness to purchase the Pro Rata Shares (as defined below) in accordance with the provisions of Section 2 hereof, each of Silver (on behalf of himself and the Silver Entities) and Horrigan (on behalf of himself and the Horrigan Entities) hereby agrees (i) that from the date of commencement of the Tender Offer through the Expiration Date, no Silver Stockholder or Horrigan Stockholder, respectively, will, directly or indirectly (through their respective affiliates or otherwise), including by guaranteed delivery, participate in the Tender Offer pursuant to the Offer to Purchase (including, without limitation, by tendering, directly or indirectly (through affiliates or otherwise), any shares of Common Stock owned of record or beneficially by such Silver Stockholder or Horrigan Stockholder, respectively, in the Tender Offer) and (ii) to be bound by the terms and conditions of Section 8.1 and Section 8.2 hereof.

2. Purchase and Sale of the Pro Rata Shares.

2.1 Purchase and Sale of the Pro Rata Shares.

(a) Subject to the completion of the Tender Offer as set forth below and pursuant to the terms and conditions of this Agreement, Silver agrees to sell and/or cause the Silver Entities to sell to the Purchaser, and the Purchaser agrees to purchase from the Silver Stockholders, and Horrigan agrees to sell and/or cause the Horrigan Entities to sell to the Purchaser, and the Purchaser agrees to purchase from the Horrigan Stockholders, such number of shares of Common Stock such that the percentage ownership interest of each of Silver and Horrigan (as determined in accordance with the rules and regulations of the Securities and Exchange Commission and taking into consideration any shares of

Common Stock issuable to Silver, on the one hand, or Horrigan, on the other hand, for vested restricted stock units for which such Seller has deferred receipt) in the Purchaser’s outstanding shares of Common Stock immediately prior to the consummation of the Tender Offer (which outstanding shares of the Purchaser shall include any shares of Common Stock issued in respect of options exercised in connection with the Tender Offer) represented by the shares of Common Stock beneficially owned by Silver, on the one hand, and Horrigan, on the other hand, as indicated on Schedule I hereto, will each remain substantially the same immediately following the consummation of the transactions contemplated by the Tender Offer and this Agreement (the number of shares of Common Stock to be sold by the Silver Stockholders and purchased by the Purchaser (such number to be rounded down to avoid purchases of fractional shares), being referred to herein as the “Silver Pro Rata Shares” and the number of shares of Common Stock to be sold by the Horrigan Stockholders and purchased by the Purchaser (such number to be rounded down to avoid purchases of fractional shares), being referred to herein as the “Horrigan Pro Rata Shares,” and, together, as the “Pro Rata Shares”).

(b) Silver has the right to allocate the Silver Pro Rata Shares among the Silver Stockholders in his discretion and Silver shall, upon written notification to the Purchaser at least five business days prior to the Closing Date, provide the Purchaser with a breakdown of the number of Silver Pro Rata Shares to be sold by each of the Silver Stockholders hereunder. Horrigan has the right to allocate the Horrigan Pro Rata Shares among the Horrigan Stockholders in his discretion and Horrigan shall, upon written notification to the Purchaser at least five business days prior to the Closing Date, provide the Purchaser with a breakdown of the number of Horrigan Pro Rata Shares to be sold by each of the Horrigan Stockholders hereunder.

2.2 Purchase Price.

(a) The purchase price per share to be paid by the Purchaser for the Pro Rata Shares shall be an amount equal to the per share purchase price paid by the Purchaser for the shares of Common Stock properly tendered and accepted for purchase by the Purchaser in the Tender Offer (the “Per Share Purchase Price”).

(b) The aggregate purchase price for the Silver Pro Rata Shares (the “Silver Purchase Price”) shall be an amount equal to the Per Share Purchase Price, multiplied by the total number of Silver Pro Rata Shares. The aggregate purchase price for the Horrigan Pro Rata Shares (the “Horrigan Purchase Price”) shall be an amount equal to the Per Share Purchase Price, multiplied by the total number of Horrigan Pro Rata Shares.

3. Closing. Subject to the terms and conditions hereof, the purchase and sale of the Pro Rata Shares contemplated by this Agreement (the “Closing”) will take place at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, New York 10104 at 10:00 a.m. New York time on the eleventh business day following the Expiration Date, or at such other later date or place as the parties shall mutually agree (the “Closing Date”). At the Closing, (a) Silver will deliver and/or cause to be delivered to the Purchaser the Silver Pro Rata Shares and Horrigan will deliver and/or cause to be delivered to the Purchaser the Horrigan Pro Rata Shares and (b) the Purchaser shall deliver the Silver Purchase Price to the Silver Stockholders (allocated among them based on each Silver Stockholder’s applicable portion of the Silver Pro Rata Shares determined pursuant to Section 2.1(b) hereof) and the Horrigan Purchase Price to the Horrigan Stockholders (allocated among them based on each Horrigan Stockholder’s applicable portion of the Horrigan Pro Rata Shares determined pursuant to Section 2.1(b) hereof) by wire transfer of immediately available funds to one or more accounts specified in writing by Silver, on behalf of the Silver Stockholders, and Horrigan, on behalf of the Horrigan Stockholders, at least five business days prior to the Closing Date.

4. Representations and Warranties of the Sellers. In order to induce the Purchaser to enter into this Agreement, each Seller hereby severally represents and warrants to the Purchaser as follows (it being understood that Silver makes the following representations and warranties only as to himself and the Silver Entities, as applicable, and Horrigan makes the following representations and warranties only as to himself and the Horrigan Entities, as applicable):

4.1 Organization and Corporate Power; Authorization. Such Seller has the requisite power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby. Such Seller has the requisite power and authority to sell his applicable portion of the Pro Rata Shares (as to shares of Common Stock of which he is the record owner). Each of the Silver Entities (as to Silver) and the Horrigan Entities (as to Horrigan) has the requisite power and authority to sell its applicable portion of the Pro Rata Shares (as determined pursuant to Section 2.1(b)). This Agreement is the legal, valid and, assuming due execution by the other parties hereto, binding obligation of such Seller, enforceable against such Seller in accordance with its terms except to the extent that the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (b) rules of law governing the availability of equitable remedies.

4.2 Ownership of Pro Rata Shares. Each of the Silver Stockholders (as to Silver) and each of the Horrigan Stockholders (as to Horrigan) is the record owner of the number of issued and outstanding shares of Common Stock set forth opposite such Silver Stockholder’s and Horrigan Stockholder’s name, respectively, on Schedule I to this Agreement. Upon the Closing, Silver will and/or will cause the Silver Entities to transfer to the Purchaser good and marketable title to the Silver Pro Rata Shares and Horrigan will and/or will cause the Horrigan Entities to transfer to the Purchaser good and marketable title to the Horrigan Pro Rata Shares. The Silver Pro Rata Shares (in the case of Silver) and the Horrigan Pro Rata Shares (in the case of Horrigan) when delivered to the Purchaser shall be free and clear of any liens, claims or encumbrances, including rights of first refusal and similar claims except for restrictions of applicable state and federal securities laws. There are no restrictions imposed on the transfer of any such Pro Rata Shares by any stockholder or similar agreement or any law, regulation or order, other than applicable state and federal securities laws.

4.3 No Violation; No Consent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (a) will not constitute a breach or violation of or default under (i) any law, judgment, decree or order applicable to any of the Silver Stockholders (in the case of Silver) or any of the Horrigan Stockholders (in the case of Horrigan) or (ii) any agreement or instrument to which any of the Silver Stockholders (in the case of Silver) or any of the Horrigan Stockholders (in the case of Horrigan) is subject, (b) will not result in the creation or imposition of any lien upon the Silver Pro Rata Shares (in the case of Silver) or the Horrigan Pro Rata Shares (in the case of Horrigan), and (c) will not require the consent of or notice to any governmental entity or any party to any contract, agreement or arrangement with any of the Silver Stockholders (in the case of Silver) or any of the Horrigan Stockholders (in the case of Horrigan); it being understood that the foregoing representations and warranties only apply to those Silver Entities and Horrigan Entities that are selling Pro Rata Shares hereunder (as determined pursuant to Section 2.1(b) hereof).

4.4 Brokerage. There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Silver Stockholders (in the case of Silver) or the Horrigan Stockholders (in the case of Horrigan).

4.5. Tax Advisors. Such Seller (on behalf of himself and the Silver Entities (in the case of Silver) and on behalf of himself and the Horrigan Entities (in the case of Horrigan)) acknowledges that (i) the Purchaser has made no representations and provided no advice regarding the tax consequences of the sale of the Pro Rata Shares and (ii) such Seller has been advised to consult such Seller’s own tax advisors regarding such tax consequences.

5. Representations and Warranties of the Purchaser. In order to induce each of the Sellers to enter into this Agreement, the Purchaser hereby represents and warrants to each of the Sellers as follows:

5.1 Organization and Corporate Power; Authorization. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the requisite power and authority to execute, deliver and perform this Agreement and to acquire the Pro Rata Shares. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been approved by the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and is the legal, valid and, assuming due execution by the other parties hereto, binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except to the extent that the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (b) rules of law governing the availability of equitable remedies.

5.2 No Violation; No Consent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (a) will not constitute a breach or violation of or default under (i) any law, judgment, decree or order applicable to the Purchaser or (ii) any agreement or instrument to which the Purchaser is subject, and (b) will not require the consent of or notice to any governmental entity or any party to any contract, agreement or arrangement with the Purchaser.

5.3 Brokerage. There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Purchaser.

6. Conditions to the Purchaser’s Obligations. The obligations of the Purchaser under Section 2 of this Agreement to purchase the Silver Pro Rata Shares (in the case of Silver) and the Horrigan Pro Rata Shares (in the case of Horrigan) at the Closing are subject to the fulfillment as of the Closing of each of the following conditions unless waived by the Purchaser in accordance with Section 10.4:

6.1 Representations and Warranties. The representations and warranties of such Seller contained in Section 4 shall be true and correct as of the date when made and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

6.2 Performance. Such Seller shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by him on or before the Closing Date. Silver shall have caused the Silver Entities, as applicable, and Horrigan shall have caused the Horrigan Entities, as applicable, to perform and comply in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by any of the Silver Entities (in the case of Silver) or any of the Horrigan Entities (in the case of Horrigan) on or before the Closing Date.

6.3 Delivery of Pro Rata Shares. Such Seller and/or the Silver Entities (in the case of Silver) and/or the Horrigan Entities (in the case of Horrigan) shall have delivered good and marketable title to the Pro Rata Shares to be sold by him or it, as the case may be, at the Closing, free and clear of any liens, claims or encumbrances, along with all stock powers, assignments or any other documents, instruments or certificates necessary for a valid transfer to the Purchaser.

6.4 No Violation. No governmental authority shall have advised or notified the Purchaser that the consummation of the transactions contemplated hereunder would constitute a material violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of the Purchaser’s good faith efforts to cause such withdrawal.

6.5 Successful Completion of Tender Offer. The Purchaser shall have purchased shares of its Common Stock in the Tender Offer in accordance with the Offer to Purchase.

7. Conditions to Each Seller’s Obligations. The obligations of each of Silver and Horrigan under Section 2 of this Agreement to sell (or cause to be sold) to the Purchaser the Pro Rata Shares to be sold by such Seller and/or the Silver Entities (in the case of Silver) and/or the Horrigan Entities (in the case of Horrigan) to the Purchaser at the Closing are subject to the fulfillment as of the Closing of each of the following conditions unless waived by such Seller in accordance with Section 10.4:

7.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 5 shall be true and correct as of the date when made and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

7.2 Performance. The Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

7.3 Payment of Purchase Price. Solely as to Silver, the Purchaser shall have delivered to each Silver Stockholder his or its applicable portion of the Silver Purchase Price and solely as to Horrigan, the Purchaser shall have delivered to each Horrigan Stockholder his or its applicable portion of the Horrigan Purchase Price.

7.4 No Violation. No governmental authority shall have advised or notified such Seller that the consummation of the transactions contemplated hereunder would constitute a material violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of such Seller’s good faith efforts to cause such withdrawal.

7.5 Successful Completion of Tender Offer. The Purchaser shall have purchased shares of its Common Stock in the Tender Offer in accordance with the Offer to Purchase.

8. Covenants.

8.1 No Purchase of Common Stock. From the date hereof until eleven business days following the Expiration Date, each of Silver (on behalf of himself and the Silver Entities) and Horrigan (on behalf of himself and the Horrigan Entities) agrees that no Silver Stockholder or Horrigan Stockholder, respectively, will, directly or indirectly (through their respective affiliates or otherwise) purchase or agree to purchase any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock.

8.2 No Sale of Common Stock. Except as contemplated hereunder, from the date hereof until the earlier of the Closing or the termination of this Agreement, each of Silver (on behalf of himself and the Silver Entities) and Horrigan (on behalf of himself and the Horrigan Entities) agrees that no Silver Stockholder or Horrigan Stockholder, respectively, will, directly or indirectly (through their respective affiliates or otherwise) sell, pledge, assign, transfer, hypothecate or dispose of any shares of Common Stock owned by such Silver Stockholder or Horrigan Stockholder, respectively, or agree to do any of the foregoing (including without limitation, any shares of Common Stock which may be deemed to be beneficially owned by such Silver Stockholder or Horrigan Stockholder, respectively, in accordance with the rules and regulations of the Securities and Exchange Commission, and any shares of Common Stock which may be issued upon the vesting and/or exercise of any stock options, restricted stock or warrants, or upon conversion or exchange of any convertible or exchangeable securities or any rights, warrants, options or other securities that are convertible into, or exercisable or exchangeable for Common Stock).

8.3 Closing Conditions. Each of the Sellers and the Purchaser shall use their commercially reasonable efforts to ensure that each of the conditions to Closing is satisfied.

9. Survival of Representations and Warranties; Limitation on Liability.

9.1 Survival of Representations and Warranties. All representations and warranties hereunder shall survive the Closing.

9.2 Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement or any other agreements, instruments or other documents related to the Tender Offer or the Offer to Purchase, in no event shall either Seller’s liability for breach of the representations, warranties and covenants applicable to such Seller exceed the Silver Purchase Price (as to Silver) or the Horrigan Purchase Price (as to Horrigan).

10. Miscellaneous.

10.1 Adjustments. Whenever a particular number is specified herein, including, without limitation, number of shares or price per share, such number shall be adjusted to reflect any stock dividends, stock-splits, reverse stock-splits, combinations or other reclassifications of stock or any similar transactions and appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the Purchaser and each of the Sellers under this Agreement.

10.2 Parties in Interest; Assignment. All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. This Agreement and the rights and obligations contemplated hereby may not be assigned, in part or in whole, by the Purchaser or by any Seller without the written consent of the other parties hereto.

10.3 Third Party Beneficiaries. The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in, or on behalf of, any person, other than the parties hereto and no person, other than the parties hereto, shall be entitled to rely on the provisions of this Agreement in any action, suit, proceedings, hearing or other form.

10.4 Amendments and Waivers. Except as set forth in this Agreement, changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing executed by each of the parties hereto. Notwithstanding the foregoing, an omission or waiver to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a certain party hereunder may be given exclusively by the party to which such omission or waiver relates.

10.5 Cooperation. The Purchaser and each of the Sellers shall, from and after the date hereof, cooperate in a reasonable manner to effect the purposes of this Agreement, including by executing any additional documents, taking any further action as may be necessary or desirable in order to implement the transactions contemplated hereby and/or by causing any of the Silver Entities (in the case of Silver) or the Horrigan Entities (in the case of Horrigan) to do the same.

10.6 Governing Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Connecticut without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the State of Connecticut. By their execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the State of Connecticut and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto.

10.7 Notices. All notices, demands, requests, consents or approvals required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax (upon confirmation of receipt), or 72 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below.

To the Purchaser:

Silgan Holdings Inc.

4 Landmark Square

Stamford, Connecticut 06901

Attention: General Counsel

with a copy to:

Bryan Cave LLP

1290 Avenue of the Americas

New York, New York 10104

Attention: Robert J. Rawn, Esq.

To Silver:

R. Philip Silver

Silgan Holdings Inc.

4 Landmark Square

Stamford, Connecticut 06901

To Horrigan:

D. Greg Horrigan

Silgan Holdings Inc.

4 Landmark Square

Stamford, Connecticut 06901

10.8 Effect of Headings and Other Matters. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

10.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior written or oral understandings or agreements among or between the parties hereto. Each Seller hereby agrees that, to the extent the terms of this Agreement conflict with, or are in any way inconsistent with, any agreement relating to the rights of each such Seller as a holder of shares of Common Stock, this Agreement supersedes and controls over such agreement or agreements.

10.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

10.11 Counterparts. This Agreement may be executed in separate counterparts, including by facsimile or similar transmission, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

10.12 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successor and permitted assigns of the parties hereto.

10.13 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

10.14 Expenses. Each party to this Agreement shall bear his or its, as the case may be, own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

10.15 Termination. If the Tender Offer is terminated without the purchase of any shares of Common Stock, this Agreement shall automatically terminate without any action on the part of the parties hereto as of the date the Tender Offer is terminated. In addition, this Agreement may be terminated at any time prior to the Closing by the written consent of the Purchaser and each of the Sellers. Upon termination of this Agreement pursuant to this Section 10.15, none of the parties shall have any liability hereunder except for breaches of such party’s representations, warranties or covenants occurring prior to the date of such termination.

10.16 Equitable Remedies. Each of the parties hereto agrees that money damages would not be a sufficient remedy for breach of this Agreement and that in addition to all other remedies available at law or in equity, each party shall be entitled to seek equitable relief, including injunctions against any breach or threatened breach of this Agreement and specific performance (including, without limitation, in the case of the Purchaser, by compelling the sale of the applicable Pro Rata Shares).

[signature page follows]

IN WITNESS WHEREOF, the undersigned parties have duly executed and delivered this Agreement as of the date first written above.

PURCHASER

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
	Name:	Frank W. Hogan, III
	Title:	Senior Vice President, General Counsel and Secretary

SELLERS

/s/ R. Philip Silver
R. Philip Silver

/s/ D. Greg Horrigan
D. Greg Horrigan

ANNEX A

Offer to Purchase

SCHEDULE I

Ownership of Sellers as of October 7, 2010

SILVER STOCKHOLDERS

Silver Stockholders	Total Number of Shares Owned of Record by each Silver Stockholder and by the Silver Stockholders in the Aggregate	Percentage Ownership Interest Represented by all Shares Beneficially Owned by R. Philip Silver
R. Philip Silver	5,457,845	16.58	%*
Robert Philip Silver May 2008 Five-Year Grantor Retained Annuity Trust	1,368,437
Robert Philip Silver 2009 Two Year Grantor Retained Annuity Trust	1,807,058
Silver 2010 Grantor Retained Annuity Trust	1,500,000
Robert Philip Silver 2002 GRAT Article III Trust for Benefit of Spouse and Descendants	2,247,078
Silver Family Foundation	345,850
Aggregate	12,726,268

HORRIGAN STOCKHOLDERS

Horrigan Stockholders	Total Number of Shares Owned of Record by each Horrigan Stockholder and by the Horrigan Stockholders in the Aggregate	Percentage Ownership Interest Represented by all Shares Beneficially Owned by D. Greg Horrigan
D. Greg Horrigan	6,062,512	12.64	%**
Horrigan 2009 Nine Year Grantor Retained Annuity Trust	966,772
Horrigan 2009 Ten Year Grantor Retained Annuity Trust	975,354
Horrigan 2009 Eleven Year Grantor Retained Annuity Trust	982,110
Horrigan Family Limited Partnership	616,792
Pay It Forward Foundation	97,000
Aggregate	9,700,540

*	As determined in accordance with the rules and regulations of the Securities and Exchange Commission, taking into consideration 5,702 shares of Common Stock issuable to Silver for vested restricted stock units for which Silver has deferred receipt.
**	As determined in accordance with the rules and regulations of the Securities and Exchange Commission, taking into consideration 5,702 shares of Common Stock issuable to Horrigan for vested restricted stock units for which Horrigan has deferred receipt.